Exhibit (a)(i)

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                                                               EXECUTION VERSION

                         TELEFONAKTIEBOLAGET LM ERICSSON

                                       AND

                                 CITIBANK, N.A.,
                                 AS DEPOSITARY,

                                       AND

                   ALL HOLDERS OF AMERICAN DEPOSITARY RECEIPTS
                    ISSUED AND OUTSTANDING UNDER THE TERMS OF
                   THE AMENDED AND RESTATED DEPOSIT AGREEMENT,
                  DATED AS OF SEPTEMBER 26, 1995, AS AMENDED BY
           AMENDMENT NO. 1 TO AMENDED AND RESTATED DEPOSIT AGREEMENT,
            DATED AS OF FEBRUARY 10, 1997, AND AS FURTHER AMENDED BY
           AMENDMENT NO. 2 TO AMENDED AND RESTATED DEPOSIT AGREEMENT,
                          DATED AS OF OCTOBER 23, 2002

           ----------------------------------------------------------

                                 Amendment No. 3
                                       to

                     Amended and Restated Deposit Agreement

           ----------------------------------------------------------

                            Dated as of [Date], 2009

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      AMENDMENT NO. 3 TO AMENDED AND RESTATED DEPOSIT AGREEMENT

      AMENDMENT NO. 3 TO AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of [Date], 2009 (the "Amendment"), by and among (i) TELEFONAKTIEBOLAGET LM ERICSSON , a company organized and existing under the laws of Sweden (the "Company"),
(ii) Citibank, N.A., a national banking association organized under the laws of the United States of America (the "Depositary"), and (iii) all Holders from time to time of American Depositary Receipts issued and outstanding under the Amended and Restated Deposit Agreement, dated as of September 26, 1995, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of February 10, 1997, and as further amended by Amendment No. 2 to Amended and Restated Deposit Agreement, dated as of October 23, 2002.

                                WITNESSETH THAT:

      WHEREAS, the Company and the Depositary entered into that certain Amended and Restated Deposit Agreement dated as of September 26, 1995, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of February 10, 1997, and as further amended by Amendment No. 2 to Amended and Restated Deposit Agreement, dated as of October 23, 2002 (as amended, the "Amended and Restated Deposit Agreement"), for the creation of American Depositary Shares ("ADSs") representing the Shares (as defined in the Amended and Restated Deposit Agreement) so deposited and for the execution and delivery of American Depositary Receipts ("ADRs") in respect of the ADSs; and

      WHEREAS, the Company and the Depositary desire to (i) amend the Amended and Restated Deposit Agreement, the ADRs currently issued and outstanding and the form of ADR annexed to the Amended and Restated Deposit Agreement as Exhibit A thereto to reflect the Direct Registration System (the "DRS") eligibility of the ADSs, (ii) amend the Amended and Restated Deposit Agreement, the ADRs currently issued and outstanding and the form of ADR annexed to the Amended and Restated Deposit Agreement as Exhibit A thereto so that Holders of ADSs may instruct the Depositary to block the ADSs in the name of the Holder and vote the Shares underlying the such ADSs (thereby eliminating the need to deliver ADRs to the Depositary to effectuate blocking of the applicable ADSs), (iii) amend the

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Amended and Restated Deposit Agreement, the ADRs currently issued and outstanding and the form of ADR annexed to the Amended and Restated Deposit Agreement as Exhibit A thereto to shorten the required advance notice period applicable to Holders of ADRs for amendments to the Amended and Restated Deposit Agreement from three (3) months to one (1) month, and (iv) amend the Amended and Restated Deposit Agreement, the ADRs currently issued and outstanding and the form of ADR annexed to the Amended and Restated Deposit Agreement as Exhibit A thereto to allow the Depositary to sell Deposited Securities held under the Amended and Restated Deposit Agreement after the expiration of six (6) months (rather than one (1) year) from the date of termination of the Amended and Restated Deposit Agreement, and give notice thereof to all Holders of ADSs; and

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Amended and Restated Deposit Agreement, the ADRs currently outstanding, and the form of ADR annexed as Exhibit A to the Amended and Restated Deposit Agreement as follows:

                                   ARTICLE I

                                   DEFINITIONS


      SECTION 1.01. Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Amended and Restated Deposit Agreement.

      SECTION 1.02. Effective Date. The term "Effective Date" shall mean the later to occur of (i) the expiration of 90 days after notice of this Amendment has been given to Holders of outstanding ADRs or (ii) the date upon which the Commission declares effective the applicable Post-Effective Amendment No. 2 to F-6 Registration Statement pursuant to which a form of this Amendment has been filed with the Commission ("F-6 Effective Date"). After the F-6 Effective Date, the Amended and Restated Deposit Agreement shall be referred to as the Amended and Restated Deposit Agreement by and among the Company, the Depositary and all Holders and Beneficial Owners of American Depositary Shares issued thereunder (without reference to the need for ADSs to be evidenced by ADRs).


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                                   ARTICLE II

              AMENDMENTS TO AMENDED AND RESTATED DEPOSIT AGREEMENT

      SECTION 2.01. Amended and Restated Deposit Agreement. All references in the Amended and Restated Deposit Agreement to the terms "Deposit Agreement" shall, as of the Effective Date, refer to the Amended and Restated Deposit Agreement, as amended by this Amendment and as further amended and supplemented from time to time after the F-6 Effective Date in accordance with the terms of the Amended and Restated Deposit Agreement.

      SECTION 2.02. Amendments Binding on all Holders and Beneficial Owners.

      (a) From and after the F-6 Effective Date, the amendments to the Amended and Restated Deposit Agreement effected hereby which relate to the Direct Registration System and blocking of ADSs shall be binding on all Holders of ADSs issued and outstanding as of the F-6 Effective Date and on all Holders and Beneficial Owners of ADSs issued after the F-6 Effective Date. From and after the Effective Date, the amendments to the Amended and Restated Deposit Agreement effected hereby which relate to the shortening of the required advance notice period for amendments to the Amended and Restated Deposit Agreement and the sale by the Depositary of Deposited Securities in connection with the termination of the Amended and Restated Deposit Agreement shall be binding on all Holders of ADSs issued and outstanding as of the Effective Date. Notwithstanding anything contained herein, in the Amended and Restated Deposit Agreement or in any ADR, from and after the F-6 Effective Date, any reference in the Amended and Restated Deposit Agreement, any ADR or the form of ADR attached to the Amended and Restated Deposit Agreement to Holders of ADRs, Receipts or American Depositary Receipts shall include, unless a reasonable interpretation of the context otherwise mandates, Holders of ADSs.


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      (b) From and after the F-6 Effective Date, the Amended and Restated
      Deposit Agreement is amended by adding the following as a new Section
      1.16:

            "Section 1.16 "Beneficial Owner(s)" shall mean, as to any ADS, any person or entity have a beneficial interest deriving form the ownership of such ADSs. A Beneficial Owner of ADSs may or may not be the Holder of such ADSs. A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Holders of ADSs owned by such Beneficial Owner. Unless otherwise identified to the Depositary, a Holder shall be deemed to be the Beneficial Owner of all the ADSs registered in his/her/its name."

      SECTION 2.03. Change in par/nominal value of the Shares. From and after the F-6 Effective Date, the Amended and Restated Deposit Agreement is amended by deleting Section 1.05 in its entirety and inserting the following in its stead:

            "Section 1.05. The terms "Shares" shall mean B Shares in registered form of the Company, without nominal value, heretofore validly issued and outstanding and fully paid, non-assessable and free of any pre-emption rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, non-assessable and free of any pre-emption rights of the holders of outstanding Shares or interim certificates representing such B Shares."

      SECTION 2.04. Direct Registration System. In order to reflect the DRS eligibility of the ADSs, the Amended and Restated Deposit Agreement is hereby amended as of the F-6 Effective Date by:

      (a) deleting Section 1.08 in its entirety and inserting the following in its stead:

            "Section 1.08 "American Depositary Share(s)" and "ADS(s)" shall mean the rights and interests in the Deposited Securities (as defined above) granted to the Holders pursuant to the terms and conditions of the Deposit Agreement and, if issued as Certificated ADS(s) (as hereinafter defined), the American Depositary Receipt(s) issued hereunder to evidence such ADSs. ADS(s) may be issued under the terms of the Deposit Agreement in the form of (a) Certificated ADS(s), in which case the ADS(s) are to be evidenced by ADR(s), or
            (b) Uncertificated ADS(s) (as hereinafter defined), in which case the ADS(s) are not to be evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.10. Unless otherwise specified in the Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated ADS(s), individually or collectively, as the context may require. Each ADS shall represent one (1) Share, until there shall occur a distribution upon Deposited Securities referred to in Section 4.03 or a change in Deposited Securities referred to in Section 4.08 with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the Shares or Deposited Securities determined in accordance with the terms of such Sections."


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      (b) adding the following as a new Section 1.17:

            "Section 1.17 "Certificated ADS(s)" shall have the meaning set forth in Section 2.10."

      (c) adding the following to the end of Section 1.09 thereof:

            "Any reference to Holders of ADR(s), Receipts or ADS(s) in this Deposit Agreement shall, in the context of the Uncertificated ADSs, refer to the person(s) in whose name the Uncertificated ADSs are registered on the books of the Depositary maintained for such purpose."

      (d) deleting Section 1.07 in its entirety and inserting the following in its stead:

            "Section 1.07 "Receipt(s)", "American Depositary Receipt(s)" and "ADR(s)" shall mean any series of the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of this Deposit Agreement in the form of Certificated ADS(s), as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. A Receipt may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a "Balance Certificate.""

      (e) adding the following as a new Section 1.18:

            "Section 1.18 "Uncertificated ADS(s)" shall have the meaning set forth in Section 2.10."

      (f) deleting the first sentence of the first paragraph of Section 2.01 thereof in its entirety and inserting the following in its stead:

            "Certificated ADSs shall be evidenced by definitive Receipts which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary and in any event shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modification and omissions, as hereinafter provided."

      (g) deleting the second and third sentence of the first paragraph of
      Section 2.01 in its entirety and inserting the following in its stead:

            "Receipts shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADSs. No Receipt and no Certificated ADS evidenced thereby shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the company, unless such Receipt shall have been so dated, signed and countersigned and registered."


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      (h) deleting the third paragraph Section 2.01 in its entirety and inserting the following in its stead:

            "Subject to the limitations contained herein and in the Receipt, title to a Receipt (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, such Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of an ADS (that is, the person in whose name an ADS is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt or any beneficial owners unless such holder is registered as the Holder of such Receipt on the books of the Depositary or in the case of a Beneficial Owner, such Beneficial Owner or Beneficial Owner's representative is registered as the Holder on the books of the Depositary."

      (i) adding the following as a new Section 2.10:

            "Section 2.10 Certificated/Uncertificated ADSs. Notwithstanding any other provision of the Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the "Uncertificated ADS(s)" and the ADS(s) evidenced by ADR(s), the "Certificated ADS(s)"). When issuing and maintaining Uncertificated ADS(s) under the Deposit Agreement, the Depositary shall at all times be subject to (a) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (b) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose. Holders of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has written notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs. Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to
            (w) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary


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            then has written notice, (x) the terms of the Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (y) applicable law, and (z) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s). Uncertificated ADSs shall in all material respects be identical to Certificated ADS(s) of the same type and class, except that (1) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (2) Uncertificated ADS(s) shall, subject to the terms of the Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law, (3) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law, (4) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Holders, provided that such rules and regulations do not conflict with the terms of the Deposit Agreement and applicable law, (5) the Uncertificated ADS(s) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (6) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (7) upon termination of the Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders' Uncertificated ADSs under the terms of Section 6.02 of the Deposit Agreement. When issuing ADSs under the terms of this Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.02, 4.02, 4.03, and 4.04, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs. All provisions and conditions of this Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this Section 2.10. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.10. Any references in the Deposit Agreement, the form of ADR attached as an Exhibit to the Deposit Agreement or any ADR(s) to the terms "American Depositary Share(s)" or "ADS(s)" shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s). Except as set forth in this
            Section 2.10 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of this Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with


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            respect to any Uncertificated ADSs, any conflict arises between (I)
            the terms of this Deposit Agreement (other than this Section 2.10) and (II) the terms of this Section 2.10, the terms and conditions set forth in this Section 2.10 shall be controlling and shall govern the rights and obligations of the parties to the Deposit Agreement pertaining to the Uncertificated ADSs."


      SECTION 2.05. Voting of Deposited Securities. The Amended and Restated Deposit Agreement is hereby amended as of the F-6 Effective Date by deleting
Section 4.07 in its entirety and inserting the following in its stead:

            "Section 4.07. Voting of Deposited Securities. Upon receipt of notice from the Company of any meeting, or solicitation of consent or proxy, of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, establish a record date applicable to Holders of American Depositary Shares entitled to instruct the Depositary to vote the Shares or other Deposited Securities represented by such Holder's ADSs and distribute to the Holders of American Depositary Shares a notice which shall contain (a) such information as is contained in such notice of meeting, solicitation of consent or proxy, and (b) a statement that the Holders of American Depositary Shares at the close of business in New York on the specified record date will be entitled, subject to any applicable provisions of Swedish law, the Articles of Association of the Company and the Deposit Agreement, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares. Upon the instruction of a Holder of American Depositary Shares as of such record date, received on or before the date established by the Depositary for such purpose, to block the Holder's American Depositary Shares in the name of the Holder (for the period specified for such purpose by the Depositary in the applicable notice to Holders) and to vote the Shares or other Deposited Securities represented thereby, the Depositary shall endeavor in so far as practicable and as permitted under Swedish law, the Company's Articles of Association, and the terms of the Deposit Agreement, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Holder's American Depositary Shares in accordance with the instructions from the applicable Holder. The Depositary agrees not to exercise any voting rights or powers under any Shares or other Deposited Securities represented by the American Depositary Shares unless it has received such blocking and voting instructions from the Holder of the American Depositary Shares, and then only in accordance with such instructions.

            Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or


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            solicitation of consents or proxies from, holders of Deposited
            Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicize to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

            Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the blocking and voting instructions timely received from Holders or as otherwise contemplated herein. If the Depositary timely receives blocking and voting instructions from a Holder that fails to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder's ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions. Deposited Securities represented by ADSs for which no timely blocking and voting instructions are received by the Depositary from the Holder shall not be voted.

            Notwithstanding anything else contained in the Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions requested to be taken if so requested by the Depositary.

            There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return blocking and voting instructions to the Depositary in a timely manner."

      SECTION 2.06. Notice of Amendment. The Amended and Restated Deposit Agreement is hereby amended as of the F-6 Effective Date by deleting the second sentence of Section 6.01 in its entirety and inserting the following in its stead:

            "Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the issuance and delivery of ADSs and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of ADSs, shall, however, not become effective as to outstanding ADSs until the expiration of one (1) month after notice of such amendment shall have been given to the Holders of outstanding ADRs."


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

      SECTION 2.07. Sale of Deposited Securities in Termination. The Amended and Restated Deposit Agreement is hereby amended as of the F-6 Effective Date by deleting the fourth sentence of Section 6.02 in its entirety and inserting the following in its stead:

            "At any time after the expiration of six (6) months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the holders of ADSs which have not theretofore been surrendered."

                                  ARTICLE III

                          AMENDMENTS TO THE FORM OF ADR

      SECTION 3.01. ADR Amendment. The form of ADR attached as Exhibit A to the Amended and Restated Deposit Agreement and each of the ADRs issued and outstanding under the terms of the Amended and Restated Deposit Agreement is hereby amended as of the F-6 Effective Date by:

      (a) deleting the introductory article thereof in its entirety and inserting the following in its stead:

            "CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (herein called the Depositary), hereby certifies that ________ is the owner of ________ American Depositary Shares, representing deposited B shares(such B shares are hereinafter referred to as Shares), of TELEFONAKTIEBOLAGET LM ERICSSON, a public company incorporated under the laws of Sweden (herein called the Company). At the date hereof, each American Depositary Share represents one (1) Share (or evidence of rights to receive one Share) deposited under the Deposit Agreement at the principal Stockholm office either of Skandinaviska Enskilda Banken or of Svenska Handelsbanken (herein called the Custodian or, together, the Custodians). The address of the Depositary's principal executive office is 388 Greenwich Street, New York, New York 10013."

      (b) deleting the first sentence of paragraph (1) thereof in its entirety and inserting the following in its stead:

            "This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts" or "ADRs"), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of September 26, 1995, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of February 10, 1997, as amended by Amendment


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            No. 2 to Amended and Restated Deposit Agreement, dated as of October
            23, 2002, and as further amended by Amendment No. 3 to Amended and Restated Deposit Agreement, dated as of [Date], 2009 (as so amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of ADSs issued thereunder, each of whom by accepting an ADS becomes bound by all the terms and provisions thereof."

      (c) deleting paragraph (7) thereof in its entirety and inserting the following in its stead:

            "(7) Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each Certificated ADSs evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, the Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of an ADS (that is, the person in whose name an ADS is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt or any beneficial owners unless such holder is registered as the Holder of such Receipt on the books of the Depositary or in the case of a Beneficial Owner, such Beneficial Owner or Beneficial Owner's representative is registered as the Holder on the books of the Depositary."

      (d) deleting paragraph (15) in its entirety and inserting the following in its stead:

            "(15) Voting of Deposited Securities. Upon receipt of notice from the Company of any meeting, or solicitation of consent or proxy, of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, establish a record date applicable to Holders of American Depositary Shares entitled to instruct the Depositary to vote the Shares or other Deposited Securities represented by such Holder's ADSs and distribute to the Holders of American Depositary Shares a notice which shall contain
            (a) such information as is contained in such notice of meeting, solicitation of consent or proxy, and (b) a statement that the Holders of American Depositary Shares at the close of business in New York on the specified record date will be entitled, subject to any applicable provisions of Swedish law, the Articles of Association of the Company and the Deposit Agreement, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares. Upon the instruction of a Holder of American Depositary Shares as of such record date, received on or before the date established by the

            Depositary for such purpose, to block the Holder's American Depositary Shares in the name of the Holder (for the period specified for such purpose by the Depositary in the applicable notice to Holders) and to vote the Shares or other Deposited Securities represented thereby, the Depositary shall endeavor in so far as practicable and as permitted under Swedish law, the Company's Articles of Association and the terms of the Deposit Agreement, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Holder's American Depositary Shares in accordance with the instructions from the applicable Holder. The Depositary agrees not to exercise any voting rights or powers under any Shares or other Deposited Securities represented by the American Depositary Shares unless it has received such blocking and voting instructions from the Holder of the American Depositary Shares, and then only in accordance with such instructions.

            Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicize to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

            Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the blocking and voting instructions timely received from Holders or as otherwise contemplated herein. If the Depositary timely receives blocking and voting instructions from a Holder that fails to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder's ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions. Deposited Securities represented by ADSs for which no timely blocking and voting instructions are received by the Depositary from the Holder shall not be voted.

            Notwithstanding anything else contained in the Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions requested to be taken if so requested by the Depositary.

            There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return blocking and voting instructions to the Depositary in a timely manner."

      (e) deleting the second sentence of paragraph (20) in its entirety and inserting the following in its stead:

            "Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the issuance and delivery of ADSs and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of ADSs, shall, however, not become effective as to outstanding ADSs until the expiration of one (1) month after notice of such amendment shall have been given to the Holders of outstanding ADRs."

      (f) deleting the fourth sentence of paragraph (21) in its entirety and inserting the following in its stead:

            "At any time after the expiration of six (6) months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of ADSs not theretofore surrendered".

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders and Beneficial Owners, that:

      (a) This Amendment, when executed and delivered by the Company, and the Amended and Restated Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

      (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Amended and Restated Deposit Agreement as amended hereby, and other document furnished hereunder or thereunder in Sweden, neither of such agreements need to be filed or recorded with any court or other authority in Sweden, nor does any stamp or similar tax need be paid in Sweden on or in respect of such agreements; and

      (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

                                   ARTICLE V

                                  MISCELLANEOUS

      SECTION 5.01. New ADRs. From and after the F-6 Effective Date, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued after the F-6 Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Amended and Restated Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

      SECTION 5.02. Notice of Amendment to Holders of ADRs. The Depositary is hereby authorized and directed to send notices informing the Holders of ADRs (i) of the terms of this Amendment, (ii) of the F-6 Effective Date and the Effective Date of this Amendment, and (iii) that the Holder of ADRs shall be given the opportunity, but that it is unnecessary, to substitute their ADRs with new ADRs reflecting the changes effected by this Amendment, as provided in Section 5.01 hereof and (iv) that copies of the form of this Amendment may be retrieved from the Commission's website at www.sec.gov and may be obtained from the Depositary and the Company upon request.

      SECTION 5.03. Indemnification. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

      SECTION 5.04. Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Amended and Restated Deposit Agreement as originally executed shall remain in full force and effect.

      SECTION 5.05. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in that state.

      SECTION 5.06. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                                   TELEFONAKTIEBOLAGET LM ERICSSON


                                   By:
                                       ----------------------------
                                       Name:
                                       Title:


                                   By:
                                       ----------------------------
                                       Name:
                                       Title:


                                   CITIBANK, N.A., as Depositary


                                   By:
                                       ----------------------------
                                       Name:
                                       Title:

                                    EXHIBIT A
                            [FORM OF FACE OF RECEIPT]

                           AMERICAN DEPOSITARY RECEIPT
                           AMERICAN DEPOSITARY SHARES

                                  representing

                              DEPOSITED B SHARES OF
                         TELEFONAKTIEBOLAGET LM ERICSSON
            (A Public Company Incorporated Under The Laws Of Sweden)

No.

            CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (herein called the Depositary), hereby certifies that ________is the owner of________ American Depositary Shares, representing deposited B shares (such B shares are hereinafter referred to as Shares), without nominal value, of TELEFONAKTIEBOLAGET LM ERICSSON, a public company incorporated under the laws of Sweden (herein called the Company). At the date hereof, each American Depositary Share represents one (1) Share (or evidence of rights to receive one Share) deposited under the Deposit Agreement at the principal Stockholm office either of Skandinaviska Enskilda Banken or of Svenska Handelsbanken (herein called the Custodian or, together, the Custodians). The address of the Depositary's principal executive office is 388 Greenwich Street, New York, New York 10013.

            (1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts" or "ADRs"), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement dated as of September 26, 1995, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of February 10, 1997, as amended by Amendment No. 2 to Amended and Restated Deposit Agreement, dated as of October 23, 2002, and as further amended by Amendment No. 3 to Amended and Restated Deposit Agreement, dated as of [March 5], 2009 (as so amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders from time to time of ADSs issued thereunder, each of whom by accepting an ADS becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are hereinafter referred to as Deposited Securities). Copies of the Deposit Agreement are on file at the principal offices of the Depositary and the Custodians. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the' Deposit Agreement, to which reference is hereby made. The terms "deposit", "surrender", "deliver", "transfer" or "withdraw" when used with respect to Shares, shall refer, where the context requires, to an entry or entries or an electronic transfer or transfers in an account or accounts maintained by institutions authorized under applicable law to effect transfers of securities (which may but need not be the VPC (as defined in paragraph (3) below)), and not to the physical transfer of certificates representing the Shares.

            (2) Surrender of Receipts and Withdrawal of Shares. Upon surrender at the Principal Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in paragraph (6) of this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Holder hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of certificates in the name of the Holder hereof or as ordered by him or by the delivery of certificates endorsed or accompanied by proper instruments of transfer. Such delivery will be made without unreasonable delay and, at the option of the Holder hereof, either at the office of any Custodian or at the Principal Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Principal office of the Depositary in the Borough of Manhattan, The City of New York shall be at the risk and expense of the Holder hereof.

            (3) Transfers, Split-ups and Combinations. This Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by law; provided, however, that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees as provided in paragraph (6) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement.

            The Depositary may refuse to execute and deliver Receipts, register the transfer of any Receipt, make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval or other information as it may deem necessary or proper. The delivery of Receipts against deposits of Shares generally may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers or surrenders of Outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Vardepapperscentralen VPC AB (the "VPC") or its successor as agent of the Company for the transfer and registration for Shares) are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time due to compliance with any requirement of applicable law or governmental regulation relating to Receipts or to the withdrawal of any Deposited Securities. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares which, if sold by the holder thereof in the United States or its territories, would be subject to the registration provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

            (4) Liability of Holder for Taxes. If any tax or other governmental charge shall become payable with respects to any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

            (5) Warranties by Depositor. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefore are valid and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

            (6) Charges of Depositary. The Depositary will charge the party to whom Receipts are delivered against deposits, and the party surrendering Receipts for delivery of Deposited Securities, $5.00 for each 100 American Depositary Shares (or portion thereof) represented by the Receipts issued or surrendered. Any and all expenses of the Depositary, including, without limitation, the charges and expenses of the Custodians under or in connection with the Deposit Agreement, other than those fees expressed to be paid by the Holders in the preceding sentence, or as may be agreed from time to time between the Company and the Depositary, will be borne by the Depositary, except (i) taxes and other governmental charges, (ii) share transfer registration fees on deposits of Shares, (iii) such cable, telex and facsimile transmission and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders of Receipts, and (iv) such expenses as are incurred by the Depositary in the conversion of foreign currency into dollars.

            (7) Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each Certificated ADSs evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, the Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of an ADS (that is, the person in whose name an ADS is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt or any beneficial owners unless such holder is registered as the Holder of such Receipt on the books of the Depositary or in the case of a Beneficial Owner, such Beneficial Owner or Beneficial Owner's representative is registered as the Holder on the books of the Depositary.

            (8) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

            (9) Pre-release. Pursuant to the Deposit Agreement, the Depositary may issue Receipts for evidence of rights to receive Shares from the Company, or any Custodian, Registrar, transfer agent, clearing agency or other entity involved in ownership records or transaction records in respect of the Shares. Such evidence of rights is required to consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. The Depositary is not permitted to lend Shares or Receipts; except that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to
Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received, The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. The Depositary is required to cause each such transaction to be (a) accompanied by (x) a written representation from the person to whom Receipts or Shares are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, or (y) such other evidence of ownership of shares or Receipts, as the case may be, as the Depositary deems appropriate, (b) at all times fully collateralized (marked to market daily) with cash, United States Government securities or other collateral of comparable safety and liquidity, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. Pursuant to the Deposit Agreement, the Depositary has agreed to limit the number of Receipts and Shares involved in such transactions at any one time to thirty percent (30%) of the face amount of Receipts outstanding (without giving effect to Receipts outstanding under (i) above), or principal amount of Shares actually deposited under the Deposit Agreement, respectively. Pursuant to the Deposit Agreement, the - Depositary is required to set limits with respect to the number of Receipts and Shares involved in such transactions with any one person on a case-by-case basis as it deems appropriate. Pursuant to the Deposit Agreement collateral (but not any earnings thereon) is required to be held for the benefit of the Holder only. The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

            (10) Power of Attorney. The Holder hereby agrees that, upon acceptance of this Receipt issued in accordance with the terms of the Deposit Agreement, the Holder appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein and in the Deposit Agreement with respect to the Deposited Securities, including but not limited to those set forth in
Article IV of the Deposit Agreement, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes hereof and of the Deposit Agreement.

            (11) Disclosure of Interest. The Holder of this Receipt agrees to comply with the Company's Articles of Association, as they may be amended from time to time, and the laws of Sweden, with respect to disclosure requirements, if any, regarding ownership of Deposited Securities and shares in and other securities and debt obligations of the Company, all as if this Receipt was to the extent practicable the Shares represented hereby.

            The Depositary shall, at the Company's request, send to any Holder specified by the Company a notice requiring such Holder to notify the Depositary as to whether any of such Holder's American Depositary Shares represented by any of the Receipts held by or registered in the name of such Holder are being held, directly or indirectly, for some person other than such Holder and, if so, the name, address and citizenship of such other person or persons. Each Holder will provide to the Depositary at the Depositary's principal office the information requested in the Depositary's notice within five (5) business days after the date of the notice and the. Depositary shall forthwith furnish the Company with the information provided. Should any Holder fail to provide the information sought within such five (5) business days, the Depositary shall notify the Company accordingly and, upon receipt of written instructions from the Company to that effect, the Depositary shall (i) discontinue the registration of transfers of all Receipts registered in the name of such Holder; (ii) suspend the distribution of payments of dividends to such Holder; and (iii) not give any further notices to such Holder; until such information is provided pursuant to
Section 3.04 of the Deposit Agreement.

            (12) Compliance with U.S. Securities Laws. Pursuant to the Deposit Agreement, the Company and the Depositary are required to exercise any rights they have under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would not violate the United States securities laws, including, without being limited to, General Instruction LA(l) to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

Dated:

Countersigned                           CITIBANK, N.A.,
                                            as Depositary

By  _______________________________     By  _______________________________

Authorized Officer                      Vice President

            The address of the principal office of the Depositary is 388 Greenwich Street, New York, New York 10013.

                          [FORM OF REVERSE OF RECEIPT]

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

            (13) Dividends and Distributions; Rights. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be Converted on a reasonable basis into United States dollars transferable to the United States and, subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and will distribute the amount thus received to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into United States dollars transferable to the United States, or may not be so convertible for all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the account of, the Holders of Receipts entitled thereto. If in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders of Receipts entitled thereto. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited securities represented thereby. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion as to whether such rights are to be made available to the Holders of Receipts; provided, however, that the Depositary will, if requested by the Company, either (a) make such rights available to Holders of Receipts by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders of Receipts otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise.

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            (14) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary will fix a record date for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement.

            (15) Voting of Deposited Securities. Upon receipt of notice from the Company of any meeting, or solicitation of consent or proxy, of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, establish a record date applicable to Holders of American Depositary Shares entitled to instruct the Depositary to vote the Shares or other Deposited Securities represented by such Holder's ADSs and distribute to the Holders of American Depositary Shares a notice which shall contain (a) such information as is contained in such notice of meeting, solicitation of consent or proxy, and (b) a statement that the Holders of American Depositary Shares at the close of business in New York on the specified record date will be entitled, subject to any applicable provisions of Swedish law, the Articles of Association of the Company and the Deposit Agreement, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares. Upon the instruction of a Holder of American Depositary Shares as of such record date, received on or before the date established by the Depositary for such purpose, to block the Holder's American Depositary Shares in the name of the Holder (for the period specified for such purpose by the Depositary in the applicable notice to Holders) and to vote the Shares or other Deposited Securities represented thereby, the Depositary shall endeavor in so far as practicable and as permitted under Swedish law, the Company's Articles of Association, and the terms of the Deposit Agreement, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Holder's American Depositary Shares in accordance with the instructions from the applicable Holder. The Depositary agrees not to exercise any voting rights or powers under any Shares or other Deposited Securities represented by the American Depositary Shares unless it has received such blocking and voting instructions from the Holder of the American Depositary Shares, and then only in accordance with such instructions.

Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicize to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the blocking and voting instructions timely received from Holders or as otherwise contemplated herein. If the Depositary timely receives blocking and voting instructions from a Holder that fails to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder's ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions. Deposited Securities represented by ADSs for which no timely blocking and voting instructions are received by the Depositary from the Holder shall not be voted.

Notwithstanding anything else contained in the Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities and to deliver to the Depositary an opinion of U.S. counsel addressing any actions requested to be taken if so requested by the Depositary.

There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return blocking and voting instructions to the Depositary in a timely manner.

            (16) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend, or call for the surrender of outstanding Receipts to be exchanged for new Receipts.

            (17) Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders of Receipts at its Principal office any reports and communications received from the Company, including any proxy soliciting material, which are both (a) received by the Depositary as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders of Receipts copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

            (18) Liability of the Company and the Depositary. Neither the Depositary nor the Company shall incur any liability to any Holder of this Receipt, if by reason of any provision of any present or future law of any country or of any governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders of Receipts, except that they agree to use their best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodians being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or non-action is in good faith. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any inability or expense which may arise out of acts performed in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian, except for any liability arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents.

            (19) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time appoint a substitute or additional custodian and the term "Custodian" shall also refer to such substitute or additional custodian.

            (20) Amendment of Deposit Agreement and Receipts. The Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the issuance and delivery of ADSs and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of ADSs, shall, however, not become effective as to outstanding ADSs until the expiration of one (1) month after notice of such amendment shall have been given to the Holders of outstanding ADSs. Every Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby.

            (21) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination, The Depositary may likewise terminate the Deposit Agreement at any time 60 days after the Depositary shall have resigned, if a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six (6) months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of ADSs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except for its obligations under Section 5.08 thereof and except to account for the claims of Holders, as creditors of the Depositary, for such net proceeds and other cash, after deducting, or charging, as the case may be, the fees of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement, except for the Company's obligations under Section 5.08 thereof.

            (22) Available Information. The Company currently is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Securities and Exchange Commission (hereinafter the Commission). Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission in Washington, D.C.